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                                 EXHIBIT 10.14

                                AMENDMENT NO. 2
                            TO EMPLOYMENT AGREEMENT

         AGREEMENT dated as of May 16, 1994 between
_________________("Employee") and National Sanitary Supply Company (the "Company").
         WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 19, 1992 and amended May 17, 1993, ("Employment Agreement"); and
         WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.
         NOW THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 16, 1994, as follows:
       A. The base salary amount per annum as set forth in the first sentence of Section 2.1 of the Employment Agreement is hereby deleted and the base salary amount of $__________ per annum is hereby substituted therefor.
       B. The date of May 31, 1996 set forth in Section 1.2 of the
          Employment Agreement, is hereby deleted and the date of May
          31, 1997 is hereby substituted therefor.
       C. For clarification purposes only, Section 3.4(b) of the
          Employment Agreement is hereby rewritten in its entirety to read as follows:
          "(b)    If the company shall terminate Employee's employment hereunder
          Without Cause, the Company shall pay Employee monthly severance payments at an annual rate equal to 150% of the sum of (i) the Employee's





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         then current base salary plus (ii) the amount of the annual incentive bonus most recently paid or approved to be paid to Employee in respect of the previous, plus (iii) the fair market value of all shares of National Sanitary Supply Company common stock subject to stock awards granted to Employee under one or more stock incentive plans which have vested during the 12 months prior to the Employee's termination, such fair market value to be determined as of the date of vesting of any such shares. Such monthly severance payments shall be made for a period equal to the balance of the term of employment provided for in Section 1.2."

         Except as specifically amended in this Amendment No. 2 to Employment Agreement, the Employment Agreement shall continue in full force and effect in accordance with its original terms, conditions and provisions.

         IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                          EMPLOYEE



                          ______________________________



                          NATIONAL SANITARY SUPPLY COMPANY



                          ______________________________





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                             SCHEDULE TO EXHIBIT

                                  EXHIBIT A

                                                               Current
                                Current        Current        Expiration
                               Salary and    Stock Award        Date of
Name and Position       Age      Bonus      Compensation (b)   Agreement
- -----------------       ---    ----------   ----------------   ---------

Harvey S. Glanzrock     48      $211,250        $35,696         5/31/96
Executive Vice
  President/President
  of Century Papers

Kenneth F. Vuylsteke    47       180,000         24,047         5/31/96
Executive Vice
  President/General
  Manager of National
  West

Gary H. Sander          44       112,500         21,403         5/31/96
Vice President and
  Chief Financial
  Officer (a)

Scott R. Pancoast       35       129,500         19,968         5/31/96
Senior Vice President-
  Operations (a)

Arthur J. Bennert, Jr.  36        87,000         16,719         5/31/96
Vice President-
  Corporate Planning (a)

_______________________

(a) Employment Agreements executed with Chemed Corporation; reimbursment to be provided by the Company.

(b) Amount of unrestricted Company stock awards recognized in lieu of incentive compensation in 1993.